As filed with the Securities and Exchange Commission on ________________, 1997
                                                 Registration No. 333-
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                          __________________________

                                  FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          __________________________


                           MIDSOUTH BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                Louisiana                             72-1020809
             (State or other                       (I.R.S. Employer
       jursidiction of incorporation             Identification Number)
             or organization)

                           102 Versailles Boulevard
                               Versailles Centre
                          Lafayette, Louisiana  70501
                               (318) 237-8343
              (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)
                          __________________________



       C. R. Cloutier                                 Copy to:
       P.O. Box 3745                            Anthony J. Correro, III
  Lafayette, Louisiana  70502                   Correro Fishman Haygood
       (318) 237-8343                  Phelps Weiss Walmsley & Casteix, L.L.P.
(Name, address, including zip code,       201 St. Charles Avenue, 47th Floor
 and telephone number, including          New Orleans, Louisiana  70170-4700
 area code, of agent for service)
                          __________________________



   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
   Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule
   434 under the Securities Act of 1933, please check the following box.  / /

                          __________________________


                                     CALCULATION OF REGISTRATION FEE
       =========================================================================================
                                                   Proposed        Proposed
                                                   Maximum         Maximum
            Title of Each         Number of        Offering       Aggregate
         Class of Securities        Shares        Price Per        Offering       Amount of
           to be Registered         to be           Share<FN1>     Price<FN1>    Registration
                                  Registered                                         Fee
       -----------------------------------------------------------------------------------------

        Common Stock, $.10
          par vaue                  900,000          $15.94       $14,346,000      $4,347.28
       =========================================================================================

        <FN1>  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). The maximum offering price per share will be determined from time to time by the Registrant. Based on the average of the high and low prices of the Company's Common Stock on the AMEX on July 18, 1997.

                          __________________________


            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
       ========================================================================

                                                                       [LOGO]
                                  PROSPECTUS
                            MIDSOUTH BANCORP, INC.
                Dividend Reinvestment and Stock Purchase Plan

        MidSouth Bancorp, Inc. ("MidSouth" or the "Company") hereby offers participation in its Dividend Reinvestment and Stock Purchase Plan (the "Plan"), designed to promote long-term ownership among investors who are committed to building their MidSouth share ownership over time. Under the Plan,

                -  Any shareholder of MidSouth Common Stock may enroll.

                - Persons who are not shareholders may enroll either by investing at least $1,000 or by authorizing automatic monthly withdrawals of at least $100.

                - Employees of MidSouth and its subsidiaries may also join the Plan by authorizing payroll deduction contributions to the Plan of at least $40.

                - Participants may establish an Individual Retirement Account which invests in MidSouth's stock through the Plan.

                - A participant may have all or a portion of cash dividends automatically reinvested in additional shares of Common Stock.

                - Once enrolled, participants may make additional investments of $100 or more.

                - Shareholders may deposit their Common Stock certificates with the Administrator for safekeeping.

                - Participants may sell all or a portion of their MidSouth stock in the Plan through the Administrator.

                - Participants will be required to pay certain fees in connection with the Plan.

        The Chase Manhattan Bank is Administrator for the Plan ("Administrator"). All Plan purchases will be made by the Administrator at 100% of the then current market price of the Common Stock, calculated as described herein, either in the open market or from MidSouth. The Administrator has designated its affiliates,
        ChaseMellon Shareholder Services, L.L.C., and Chase Securities, Inc. and other agents to perform certain services for the Plan.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS __________________, 1997.

                                  TABLE OF CONTENTS


          Available Information; Information Incorporated By Reference... 3

          MidSouth Bancorp, Inc.........................................  4

          MidSouth Dividend Reinvestment and Stock Purchase Plan......... 4

          U.S. Federal Income Taxation...................................10

          Use of Proceeds................................................11

          Plan of Distribution...........................................11

          Legal Matters..................................................11

          Experts........................................................11

          Inquiries......................................................11

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN, AND, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION THEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDSOUTH SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

           AVAILABLE INFORMATION; INFORMATION INCORPORATED BY REFERENCE


               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "34 Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"), which may be inspected and copied at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 7 World Trade Center, New York, New York 10048 and 500 W. Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and inspected at the American Stock Exchange, where MidSouth Common Stock (Symbol:
          MSL) is traded, 86 Trinity Place, New York, New York 10006. The SEC also has a Web site (http: //www.sec.gov.) which contains information regarding registrants who file electronically.

               Additional information is in the Registration Statement and exhibits thereto filed with the SEC under the Securities Act of 1933, which may be inspected without charge at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement and exhibits may be obtained from the SEC upon payment of the prescribed fees.

               The Company's Annual Report on Form 10-KSB for its latest fiscal year, its Quarterly Reports on Form 10-QSB and/or Current Reports on Form 8-K filed by it since the end of such fiscal year, and the description of Common Stock contained in a Registration Statement on the Company's Form 8-A filed with the SEC on July 25, 1995, have been filed with the SEC and are incorporated herein by reference.

               All documents subsequently filed by MidSouth pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 34 Act prior to this offering are incorporated herein and deemed to be a part hereof from the date of the filing. Any statement in a document incorporated herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

               MidSouth will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any of the documents incorporated herein (other than exhibits thereto, unless such exhibits, are specifically incorporated by reference therein). Requests should be directed to C.R. Cloutier, 102 Versailles Boulevard, Versailles Centre, Lafayette, Louisiana 70501, telephone (318) 237-8343.

                                MIDSOUTH BANCORP, INC.

               MidSouth is a bank holding company based in Lafayette, Louisiana operating a wholly-owned subsidiary, MidSouth National Bank (the "Bank"), which provides a complete range of commercial and retail banking services primarily in the Lafayette market area. MidSouth's principal executive offices are at 102 Versailles Boulevard, Versailles Centre, Lafayette, Louisiana 70501, telephone (318) 237-8343.


                MIDSOUTH DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

          Purpose and Administration

               The MidSouth Dividend Reinvestment and Stock Purchase Plan is designed to promote long-term ownership among investors who are committed to building their MidSouth share ownership over time. The Chase Manhattan Bank (the "Administrator") will administer the Plan, purchase and hold shares of stock acquired under the Plan, maintain records, send statements of account to participants, and perform other duties related to the Plan. The Administrator has designated its affiliates, ChaseMellon Shareholder Services, L.L.C., and Chase Securities, Inc. and other agents, to perform certain services for the Plan.

          Eligibility

               Any person or entity is eligible to participate in the Plan who or that fulfills the requirements described below under "Enrollment Procedures." In the case of foreign investors, participation is limited to those whose participation would not violate local laws and regulations. Since regulations in certain countries may limit or prohibit participation in this type of Plan, persons residing outside the U.S. who wish to participate should first determine whether they are subject to any such limitations or prohibitions.

          Enrollment Procedures

               Shareholders. Shareholders who hold Common Stock registered directly in their name may join the Plan by completing and returning an Enrollment Form.

               Non-shareholders. Non-shareholders may join the Plan by returning a completed Enrollment Form to the Administrator, with an initial investment of at least $1,000 or authorization of Automatic Investments of at least $100 per month. See "Methods of Investment"

               MidSouth and Bank Employees. MidSouth and Bank employees may also join the Plan by returning a completed Enrollment Form and other documentation provided by MidSouth to MidSouth and authorizing payroll deduction contributions to the Plan of at least $40 per investment. See "Methods of Investment"

               "Street Name" Holders. Owners of shares of MidSouth Common Stock held on their behalf by a bank, broker, trustee or other intermediary who wish to participate directly in the Plan should request the intermediary to register some or all of the shares of Common Stock directly in their name and return a completed Enrollment Form to the Administrator.

               IRAs. Individuals may establish an IRA which invests in MidSouth Common stock through the Plan by returning a completed IRA Enrollment Form and making an initial investment to the IRA of at least $1,000 or by transferring funds having a fair market value of $1,000 on the enrollment date from an existing IRA account, and by completing an IRA Enrollment Form and an IRA Funds Transfer Form. These forms and a disclosure statement are available from First Trust Corporation, which will administer the IRA and will charge a fee. For information on First Trust's custodial arrangements call 1-800-525-8188, extension 5109.

            PARTICIPANTS WILL BE REQUIRED TO PAY CERTAIN FEES IN CONNECTION WITH THE PLAN. SEE "SERVICE FEES"

          Methods of Investment

               Dividend Reinvestment. A participant can choose to reinvest all or a portion of the cash dividends paid on his shares held in the Plan toward the purchase of additional shares of MidSouth stock. To be able to participate in the reinvestment feature of the Plan, a participant other than an employee of MidSouth or the Bank must reinvest the dividend on a minimum of twenty-five shares. If the number of shares on which dividends are reinvested falls below twenty-five shares, the participant will receive a check for the full amount of the dividend. A participant can change his election and dividend reinvestment options at any time by notifying the Administrator. In order to apply to a particular dividend, the notification must be received by the Administrator prior to the record date for that dividend.

               A participant electing to reinvest dividends must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

               Full Dividend Reinvestment: Purchase additional shares by reinvesting all cash dividends.

               Partial Dividend Reinvestment: Purchase additional shares by reinvesting some dividends and receive the balance in cash. A participant choosing to reinvest only some dividends must specify the percentage of shares as to which dividends are reinvested.

               A participant who does not elect a full dividend reinvestment can have cash dividends deposited directly into a bank account instead of receiving a check by mail. This can be accomplished by completing a Direct Deposit Authorization Form, which will be acted upon as soon as possible after it is received by the Administrator. A designated bank account for direct deposit can be changed or discontinued by notifying the Administrator.

               Optional Cash Investments ("OCI"). Participants can purchase shares of MidSouth Common Stock by using the Plan's optional cash investment feature. OCIs may be in any amount between $100 ($40 for employees of MidSouth) and $10,000 in any calendar month, except that non-shareholders who wish to participate must make an initial investment of at least $1,000 or authorize automatic investments of at least $100 per month. The Administrator will not pay interest on amounts held pending investment.

               By Check or Money Order: OCI's can be made by check or money order payable to The Chase Manhattan Bank. Do not send cash. To facilitate the processing of the OCI, the transaction stub located on the bottom of the participant's statement should be used and the check and transaction stub should be mailed to the address specified on the statement. Shares purchased by check cannot be sold or withdrawn for a period of 14 days from the receipt of the check.

               By Automatic withdrawal from a Bank Account: If a participant wishes to make regular monthly purchases, this can be done by authorizing automatic monthly withdrawal from a bank account. This feature enables a participant to make ongoing investments without having to write a check. Funds will be deducted from the account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Four to six weeks should be allowed for the first automatic monthly withdrawal to be initiated. The Administrator must be notified in writing to change or terminate automatic withdrawal.

          Purchases of Common Stock

               At the Company's discretion, Plan shares will be purchased by the Administrator either on the open market or directly from the Company. Shares purchased by the Administrator on the open market may be made on the American Stock Exchange, any other stock exchange in the U.S. where the Common Stock is traded, in the over-the-counter market, or by negotiated transactions on such terms as the Administrator may reasonably determine at the time of purchase. Any shares purchased by the Administrator from the Company will be made in accordance with applicable legal requirements. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

               The Administrator will make arrangements to use initial and optional cash investments to purchase MidSouth shares as promptly as practicable, but at least once each week. The Administrator will use reinvested dividends to purchase shares. Purchases may be made on a number of days to meet the requirements of the Plan. In the case of purchases on the open market, the price to participants will be the weighted average purchase price of shares purchased on the same day. In the case of purchases from MidSouth, the price will be the average of the high and low sales prices of MidSouth Common Stock as reported on the American Stock Exchange on the purchase date.

          Sales of Common Stock

               Participants (or non-Plan participants who hold shares in Book-Entry form) may sell some or all of the whole shares held in their account by calling 1-888-213-0887. The Administrator, at its discretion, will sell those shares, along with shares to be sold for other accounts, as promptly as practicable at the then current market price of the Common Stock and will send the participant a check or wire the sales proceeds, less applicable fees.

               Participants will be required to pay certain fees in connection with the sale of shares of Common Stock under the Plan. See "Service Fees"

          Withdrawal from the Plan

               Participants may withdraw from the Plan by giving written notice to the Administrator or by completing and returning the appropriate section of the Transaction Form to the Administrator. The Administrator will continue to hold all shares of Common Stock held in the participant's Plan account in a book-entry account maintained by the Administrator ("Book-Entry"), unless the participant requests that the Administrator either (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on the then current market price of the Common Stock, less applicable fees); or (ii) sell all shares in the Plan account as described under "Sales of Common Stock."


               Any certificates issued upon withdrawal will be issued in the name or names in which the account is maintained, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant's Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. No certificates will be issued for fractional shares.

               All notices of withdrawal will be duly processed by the Administrator and any uninvested funds will be returned to the withdrawing participant as soon as practicable, without interest. If a notice of withdrawal is received on or after a dividend has been declared but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the participant as soon as practicable following the payment date. Thereafter, dividends will be paid in cash unless and until the shareholder rejoins the Plan.

          Safekeeping

               Shareholders, whether or not they participate in other features of the Plan, may deposit some or all of their certificates with the Administrator for safekeeping. Shares deposited will be credited to the individual's account as maintained by the Administrator. By using the Plan's safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Shareholders using this service will receive dividends in cash until they enroll in the dividend reinvestment feature of the Plan. Shares held in safekeeping may be sold or transferred as described in "Sales of Common Stock" and "Gift/Transfer of Shares"

               To deposit certificates in the Plan's safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. A shareholder who uses registered mail will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. The certificates should not be endorsed and the assignment section should not be completed.

          Gift/Transfer of Shares

               Shareholders may transfer the ownership of some or all of their Plan shares or shares held in safekeeping by sending the Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

               Shares may be transferred to new or existing shareholders; however, dividends will not be invested on accounts with less than 25 shares.

         Service Fees
         ______________________________________________________________________

           Dividend Reinvestment                   No Charge
         ______________________________________________________________________

           Enrollment for Non-Shareholders         No Charge
         ______________________________________________________________________

           Purchases                               No Charge
         ______________________________________________________________________

           Sales Fee*                              $    15.00
           Proceeds via wire*              add     $    25.00
         ______________________________________________________________________

           Fee for Returned Checks or Rejected
           Automatic Investments                   $    25.00
         ______________________________________________________________________

           Duplicate Statements
              Current Year                         No Charge
              Prior Years                          $   20.00
         ______________________________________________________________________

           Annual First Trust IRA Fee              $   48.00
         ______________________________________________________________________
             *Plus a $.12 per share trading fee.


               The  Administrator will  deduct  the  applicable  fees  from proceeds due from a sale, funds received for investment or the payment of dividends. First Trust will charge applicable fees for IRA accounts as described in its disclosure statement. If not paid separately, the annual IRA fee will be deducted from the participant's initial investment. Thereafter, if not paid separately, the annual IRA fee will be deducted from the participant's Plan account by selling sufficient shares to cover the fee.

          Communication

               The Administrator will establish and maintain a separate account under the Plan for each participant. Participants will receive transaction notices for account activity (except reinvested dividends and payroll deductions) quarterly statements listing transactions in the participant's account for that quarter, and an annual statement of account holdings to participants who have had no transactions during the year.

          Stock Splits; Stock Dividends; Other Distributions

               If dividends are paid in Common Stock, or if Common Stock is distributed in connection with any stock split or similar transaction, each account shall be adjusted to reflect the receipt of the Common Stock so paid or distributed.

          Shareholder Reports; Proxy Materials

               Participants will receive all reports distributed to the Company's shareholders, as well as proxy materials, including a proxy form covering all shares of Common Stock held in a participant's Plan account, relating to any annual or special meeting of MidSouth common shareholders.

          Responsibility of the Administrator and MidSouth

               Neither MidSouth nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including without limitation, the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or any act or omission to act with respect to the prices at which shares are purchased or sold for a participant's account or the times at which such purchases or sales are made.

               Each participant should recognize that neither MidSouth nor the Administrator can assure a profit or protect against a loss on shares purchased under the Plan. The establishment and maintenance of the Plan by MidSouth does not constitute an assurance with respect to either the value of Common Stock or whether the Company will continue to pay dividends on Common Stock or at what rate.

          Modification or Termination of the Plan

               MidSouth may modify or terminate the Plan at any time and, in such event, participants will be so notified. No modification or termination will affect previously executed transactions. The Administrator also reserves the right to change any administrative procedures of the Plan.

          Interpretation of the Plan

               MidSouth may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

          Governing Law

               The Plan will be governed by and construed in accordance with the laws of the State of Louisiana

          Change of Eligibility; Termination

               The   Company   may,   in   its   discretion,   terminate  a
          Participant's participation at any time and will do so if a Participant's continued participation is not considered to be in the Company's best interest. As the objective of the Plan is to encourage long-term investment, excessive activity in a Participant's account does not serve this objective and may cause the Company to terminate the eligibility of a Participant and his Account.

               If the Company terminates a participant, or the Company or the Administrator determines that a participant is no longer eligible to participate in the Plan, or if the Plan is terminated for any reason whatsoever, the Administrator will so notify the participant in writing. Any shares in a participant's account will continue to be held in Book-Entry, unless the participant requests that the Administrator (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on the then current market price, less applicable fees); or (ii) sell all shares in the Plan account in the manner described under "Sales of Common Stock." If a participant's account is inactive over a long period of time and consists of only a fractional share, the Administrator may close such account by notifying the participant in writing and sending a check for the value of the fractional share based on the last sale price for any whole shares sold; otherwise, the Administrator will not sell any shares held unless instructed to do so by the participant.

                             U.S. FEDERAL INCOME TAXATION

               Cash dividends reinvested under the Plan will be taxable as having been received by a participant, even though the participant has not actually received them in cash. A participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service ("Service") as dividend income.

               A participant will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

               Plan participants who are non-resident  aliens  or  non-U.S.
          corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Common Stock.

               The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. In addition, special tax considerations may apply to certain participants, such as those participating through an IRA. Therefore, participants are urged to consult their tax advisors regarding the consequences of participation in the Plan.

                                   USE OF PROCEEDS

               MidSouth will receive proceeds from the purchase of Common Stock pursuant to the Plan only to the extent that such purchases are made directly from MidSouth, and not from open market purchases by the Administrator. Proceeds received by MidSouth from such purchases will be used for general corporate purposes.

                                 PLAN OF DISTRIBUTION

               Common Stock offered pursuant to the Plan will be purchased in the open market or, at MidSouth's option, directly from MidSouth. Participants will be required to pay certain fees in connection with the Plan. See "Service Fees" for a complete description. All other costs related to the administration of the Plan will be paid by MidSouth.

                                    LEGAL MATTERS

               The legality of the Common Stock covered hereby has been passed upon for MidSouth by Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.

                                       EXPERTS

               The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                      INQUIRIES

               Telephone inquiries regarding initial enrollment in the Plan may be directed to the Administrator at 1-800-842-7629. Telephone inquiries regarding existing Plan accounts may be directed to the Administrator at 1-888-213-0887. Written inquiries should be directed to ChaseMellon Shareholder Services,
          P. O. Box 3339, South Hackensack, N.J. 07606, and should include the Transaction Form, found at the bottom of each account statement, or a letter which includes the participant's account number and states a reference to the MidSouth Dividend and Stock Purchase Plan and a daytime telephone number.


                                        II

          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

               The following table sets forth the estimated expenses payable by the registrant with respect to the offering described in this Registration Statement:

           Securities and Exchange Commission registration fee      $4,348

           Printing and distribution of Prospectus and             10,000*
           miscellaneous material

           Legal fees and expenses                                $15,000*

           Accounting fees and expenses                             1,500*

           Miscellaneous fees and expenses                          2,000*

           Total                                                  $32,848*


          *Estimated

          Item 15.  Indemnification of Officers and Directors.

               Article V of the Articles of Incorporation of the Company contain a provision that eliminates any personal liability of the Company's directors and officers to the Company and its shareholders for monetary damages for breach of his or her duty of care to them. A director or officer is liable, however, for monetary damages for (1) a breach of his or her duty of loyalty to the Company or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) knowingly, or without the exercise of reasonable care and inquiry, authorizing the payment of an unlawful dividend or distribution or the repurchase or redemption of the Company's stock in violation of law, or (4) any transaction from which the director or officer derived an improper personal benefit.

               The Articles also authorize the Board to adopt by-laws and resolutions providing for indemnification of directors and officers of the Company and of its subsidiaries and of other persons to the full extent permitted by law. The Board has adopted By-laws containing a provision granting such indemnification to the Company's directors and officers, and the Company's shareholders ratified the adoption of this provision at a meeting held on April 7, 1993. In addition, the Articles authorize the Board to cause the Company to enter into contracts with present and future directors and officers of the Company and its subsidiaries, and with others, providing for the elimination of liability described above and for indemnification to the full extent permitted by law. The Articles also authorize the Board to exercise the power granted by Section 83(F) of the Louisiana Business Corporation Law, which, in addition to giving the Company broad powers to procure insurance for director and officer liability, authorizes the Company to create trust funds or other forms of self-insurance for the payment of such liability. The Articles authorize the Board to cause the Company to approve for its subsidiaries limitation of liability and indemnification provisions comparable to those discussed above. Any amendment or repeal of the limitation of liability and indemnification provisions may not adversely affect any rights granted thereunder with respect to any act or omission occurring prior to the time of such amendment or repeal.

          Item 16.  Exhibits

             Item                        Description

             4.1 Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. are included as Exhibit 3.1 to the Report on Form 10-KSB for the year ended December 31, 1993, and are incorporated herein by reference.

             4.2 Articles of Amendment to Amended and Restated Articles of Incorporation dated July 19, 1995 are included as
                     Exhibit 4.2 to MidSouth's Registration Statement on Form S-8 filed September 20, 1995 and are incorporated herein by reference.

             4.3 Amended and Restated By-laws adopted by the Board of Directors on April 12, 1995 are included as Exhibit
                     3.2 to Amendment No. 1 to MidSouth's Registration Statement on Form S-4 (Reg. No. 33-58499) filed on June 1, 1995, and are incorporated herein by reference.

             4.4 Specimen of Common Stock Certificate (incorporated by reference to Registrant's Form 8-A dated April 22,
                     1992).

             4.5 Specimen of Series A Preferred Stock Certificate (incorporated by reference to the Registrant's Form S-4 dated April 7, 1995).

             4.6     Dividend Reinvestment and Stock Purchase Plan.

             5.1 Opinion and consent of Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P..

             23.1    Consent of Deloitte & Touche LLP.

             23.2    Consent  of   Correro  Fishman  Haygood  Phelps  Weiss
                     Walmsley & Casteix, L.L.P. (included in opinion filed as Exhibit 5.1 hereto).

             24.1    Power of Attorney (set forth on signature page).


          Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

                 (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) to include any  prospectus  required  by section
                    10(a)(3) of the Securities Act of 1933;

                       (ii)to reflect in the prospectus any facts  or event
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                    (2) that, for the purpose  of determining any liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) to remove  from  registration  by  means of a post-
               effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                 (b) that, for purposes  of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification   for  liabilities  arising
               under   the Securities   Act  of  1933  may  be permitted to
               directors,   officers,  and   controlling  persons   of  the
               registrant pursuant to the provisions specified in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities
               and Exchange Commission  such  indemnification  is   against
               public   policy   as  expressed      in  the  Act  and   is,
               therefore,     unenforceable.   In  the event that  a  claim
               for   indemnification   against  such   liabilities   (other
               than   the   payment  by the registrant of expenses incurred
               or paid by a director,  officer  or  controlling  person  of
               the registrant in the successful defense  of   any   action,
               suit   or   proceeding)  is   asserted   by  such  director,
               officer   or   controlling  person  in  connection  with the
               securities   being   registered,   the   registrant    will,
               unless in the  opinion  of  its   counsel  the  matter   has
               been  settled  by   controlling   precedent,   submit  to  a
               court of appropriate    jurisdiction   the  question whether
               such indemnification by  it  is  against public   policy  as
               expressed in  the  Act  and   will  be governed by the final
               adjudication of such issue.

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on July 21, 1997.


                                   MIDSOUTH BANCORP, INC.


                                   By:    /s/  C. R. Cloutier
                                        C. R. Cloutier
                                        President, Chief Executive
                                        Officer and Director


                                  POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints C.
          R. Cloutier and Karen L. Hail, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                    Title                  Date

              /s/ C. R. Cloutier           Chief Executive       July 21, 1997
                  C. R. Cloutier           Officer and Director

              /s/ J. B. Hargroder          Director              July 21, 1997
                  J. B. Hargroder

                Signature                    Title                  Date


              /s/ Milton B. Kidd, III      Director              July 21, 1997
                  Milton B. Kidd, III

              /s/ William M. Simmons       Director              July 21, 1997
                  William M. Simmons

              /s/ James R. Davis           Director              July 21, 1997
                  James R. Davis

              /s/ Clayton P. Hilliard      Director              July 21, 1997
                  Clayton P. Hilliard

              /s/ Will G. Charbonnet, Sr.  Director              July 21, 1997
                  Will G. Charbonnet, Sr.

              /s/ Karen L. Hail            Chief Financial       July 21, 1997
                  Karen L. Hail            Officer and Director

              /s/ Teri S. Stelly           Controller            July 21, 1997
                  Teri S. Stelly           (Principal
                                           Accounting Officer)


                                       S-2